EXHIBIT 99.4

Occidental Petroleum Corporation

Third Quarter 2012 Earnings Conference Call

October 25, 2012

2
• Income from continuing operations — $1.4 Billion in
 3Q12 vs. $1.8 Billion in 3Q11 or $1.3 Billion in 2Q12.
 – EPS $1.70 (diluted) vs. $2.18 (diluted) in 3Q11 or $1.64 (diluted)
 in 2Q12.
• 3Q12 income from continuing operations improved
 $0.06 per diluted share from 2Q12:
 – Higher margins in marketing and trading businesses;
 – partially offset by lower earnings in the chemical segment.
 – In the oil and gas segment, the effect of higher liquids
 production and domestic gas prices was partially offset by the impact of a 3% decline in realized worldwide crude oil prices.
Third Quarter 2012 Earnings - Highlights
Third Quarter 2012 Earnings - Highlights

$2,043
$44
$94
$23
$59
$28
$13
$2,026
2Q12
Sales Price
Sales Volume
G&A Costs
Higher Operating Costs
Lower Exploration Costs
All Others
3Q12

3

Third Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 3Q12 vs. 2Q12
Third Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 3Q12 vs. 2Q12
• Core Results for 3Q12 of $2.0 B vs. $2.0 B in 2Q12
($ in millions)

4
        3Q12  3Q11
Oil and Gas Production Volumes (mboe/d)  766  739
• 3Q12 production of 766 mboe/d increased 4% from 3Q11;
• Domestic production was 469 mboe/d, an increase of
 7 mboe/d from 2Q12 and the eighth consecutive quarterly
 domestic volume record for the company;
• Domestic production was 8% higher than 3Q11.
 – Almost all of the sequential quarterly increase came from the
 Permian and Williston basins;
 – CA production was higher in liquids but flat on a BOE basis with
 2Q12, mainly due to lower gas volumes associated with initial start-up issues of the new gas plant. These issues were resolved mid-quarter although the positive effect of the plant on 3Q12 was limited;
 – CA’s current production run rate is ~150 mboe/d.
Third Quarter 2012 Earnings - Oil & Gas Production
Details regarding other country-specific production levels available in the IR Supplemental Schedules

5
• Latin America volumes were 32 mboe/d;
• In the Middle East region, volumes were 265 mboe/d:
 – Dolphin’s production was 13 mboe/d lower than 2Q12 resulting from the full cost recovery of pre-startup capital, as we noted last quarter;
 – Qatar’s production was also impacted by a facility outage in
 August, which reduced production by 5 mboe/d. The outage
 was subsequently resolved;
 – The rest of the Middle East partially offset these decreases in part due to higher spending levels.
• Factors affecting production sharing and similar contracts, including oil prices, did not significantly impact this quarter’s production volumes compared to 3Q11 or 2Q12.
Third Quarter 2012 Earnings - Oil & Gas Production
Third Quarter 2012 Earnings - Oil & Gas Production
Details regarding country specific production levels available in the IR Supplemental Schedules

6
• 3Q12 realized prices were mixed for our products compared
 to 2Q12.
 − Our worldwide crude oil realized price was $96.62 per bbl, a decrease of about 3%;
 − worldwide NGLs were $40.65 per barrel, also a decrease of about 3%;
 − domestic natural gas prices were $2.48 per mcf, an improvement of 19%.
• The change in worldwide crude oil realized price was
 primarily due to the mix of sales volumes in 3Q12
• 3Q12 realized prices were lower than 3Q11 prices for all
 our products.
 – On a year-over-year basis, price decreases were 1% for worldwide crude oil;
 – 27% for worldwide NGLs, and;
 – 41% percent for domestic natural gas.
Third Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices
Third Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices

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• Realized oil prices for the quarter represented 105%
 of the average WTI and 88% of the average Brent price.
• Realized NGL prices were 44% of the average WTI and
 realized domestic gas prices were 90% of the average
 NYMEX price.
• Price changes at current global prices affect our quarterly earnings before income taxes by $36 mm for a $1 per bbl
 change in oil prices and $8 mm for a $1 per bbl change in
 NGL prices.
• A swing of 50 cents per mm BTUs in domestic gas prices
 affects quarterly pre-tax earnings by about $35 mm.
• These price change sensitivities include the impact of
 production-sharing and similar contract volume changes
 on income.
Third Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices
Third Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices

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Third Quarter 2012 Earnings - Oil & Gas Segment
      3Q12  3Q11
 Reported Segment Earnings ($mm) $2,026  $2,612
 WTI Oil Price ($/bbl)   $92.22  $89.76
 Brent Oil Price ($/bbl)   $109.48 $112.22
 NYMEX Gas Price ($/mcf)   $2.76  $4.28
 Oxy’s Realized Prices
  Worldwide Oil ($/bbl)  $96.62  $97.24
 - 1% year-over-year
  Worldwide NGLs ($/bbl)  $40.65  $56.06
 - 27% year-over-year

  US Natural Gas ($/mcf)   $2.48  $4.23
 - 41% year-over-year

9
• Oil and gas cash production costs were $15.00 per boe
 for the first nine months of 2012, compared with $12.84
 per boe for the full year 2011.
 – The cost increase reflects higher well maintenance activity, in part reflecting our higher well count, higher workover activity and higher support and injection costs.
• Taxes other than on income, which are generally related
 to product prices, were $2.43 per boe for the first nine
 months of 2012, compared with $2.21 per boe for the
 full year of 2011.
• 3Q12 exploration expense was $69 million.
Third Quarter 2012 Earnings - Oil & Gas
Segment - Production Costs and Taxes
Third Quarter 2012 Earnings - Oil & Gas
Segment - Production Costs and Taxes

$194
$54
$3
$27
$2
$162
2Q12
Sales Price
Sales Volume / Mix
Operations / Manufacturing
All Others
3Q12

10

Third Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 3Q12 vs. 2Q12
Third Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 3Q12 vs. 2Q12
• Core Results for 3Q12 were $162 mm vs. $194 mm in 2Q12
 – The sequential quarterly and year-over-year decline were due to lower Asian market demand that drove export prices lower, partially offset by lower ethylene costs.
($ in millions)

- Increase in earnings was in the marketing and trading businesses and power generation, partially offset by lower margins in the gas plants, reflecting lower NGL prices.

$77
$74
$24
$15
$4
$156
2Q12
Marketing and Trading
Power Generation
Gas Processing
All Others
3Q12

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Third Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 3Q12 vs. 2Q12
Third Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 3Q12 vs. 2Q12
• Core Results for 3Q12 were $156 mm vs. $77 mm in 2Q12
($ in millions)

12
• The worldwide effective tax rate was 38% for 3Q12. The
 lower rate compared to our guidance was attributable to
 a shift in the mix of income toward domestic.
• Our 3Q12 US and foreign tax rates are included in
 the Investor Relations Supplemental Schedules.
Third Quarter 2012 Earnings - Taxes

$12,960
$660
$7,700
$1,200
$300
$100
$3,800
Available Cash before working capital changes
Working Capital Changes
Available Cash
Capex
Acquisitions
Financial Activities
Other
Ending Cash Balance 9/30/12

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Third Quarter 2012 Earnings -
2012 YTD Cash Flow
Third Quarter 2012 Earnings -
2012 YTD Cash Flow
– Working capital reduced our nine-month cash flow from operations of $9.2 billion by ~$660 mm to $8.5 billion.
 ~$510 mm of working capital use occurred in 3Q12. Capex was $7.7 billion for the first nine months, of which
 $2.6 billion was spent in 3Q12; YTD capex was 82% in oil and gas, 14% in midstream and remainder in chemicals.
 Financial activities, which included dividends paid, stock buybacks and a $1.74 billion borrowing earlier this year, provided a net $300 mm of cash flow.
($ in millions)
Cash Flow
From
Operations
before
Working
Capital
changes
$9,160
Beginning
Cash
$3,800
12/31/11
Beginning
Cash
$3,800
12/31/11
Cash Flow
From
Operations
$8,500
$12,300

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Third Quarter 2012 Earnings -
Shares Outstanding & Debt/Capital
 Shares Outstanding (mm) YTD12 9/30/12
 Weighted Average Basic  810.1
 Weighted Average Diluted  810.8

 Basic Shares Outstanding    809.3
 Diluted Shares Outstanding   810.1
      9/30/12  12/31/11

 Debt/Capital   16%  13%

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Third Quarter 2012 Earnings - Key Performance Metrics
Third Quarter 2012 Earnings - Key Performance Metrics
• Occidental’s domestic oil and gas segment produced record
 volumes for the eighth consecutive quarter and continued to execute on our liquids production growth strategy.
• 3Q12 domestic production of 469 mboe/d, consisting of 334 mboe/d of liquids and 812 mmcf/d of gas, was an increase of 7 mboe/d compared to 2Q12.
• The increase in the domestic production over 2Q12 was almost entirely in oil, which grew from 249 mb/d to 260 mb/d.
 − Gas production declined 28 mmcf/d on a sequential quarterly basis, mainly in CA, some of which was due to the initial start-up issues of the new gas plant.
• Compared to 3Q11, domestic production grew by 8%, or 33 mboe/d, of which 30 mb/d was oil production growth.
• Our annualized return on equity for the first nine months of 2012 was 15% and return on capital employed was 13%.
Note: See attached GAAP reconciliation

8% YoY Production Growth
500
400
300
200
100
0
Thousand boe per day
73
230
133
70
240
139
72
244
139
73
249
140
74
260
135
3Q 2011
4Q 2011
1Q 2012
2Q 2012
3Q 2012
Natural Gas
Oil
NGLs

16
436
449
455
462
469
• Compared to 3Q11, our domestic production grew by 8%, or 33 mboe/d, of which 30 mb/d was oil production growth.
+30 mb/d oil
production
growth
Third Quarter 2012 Earnings - Key Performance Metrics
Third Quarter 2012 Earnings - Key Performance Metrics

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Third Quarter 2012 Earnings - Oxy’s Strategy
Third Quarter 2012 Earnings - Oxy’s Strategy
• Three main objectives:
 − Generate rates of return on invested capital
 significantly in excess of our cost of capital;
 − Achieve moderate growth of the business;
 − Deliver continued dividend growth.
• With regard to returns, we don't believe that a depleting or shrinking business can maintain high rates of return. One can reduce spending to achieve short term higher returns,
 but these returns would not be sustainable as the Company
 would deplete.
• Our business model is to balance the need for growth of
 the business while maintaining attractive returns.
• We are currently in an investing phase in many of our
 businesses where higher than normal portion of our
 capital is spent on longer-term projects.

2012 YTD Total Capital - $7.7 Billion
• These expenditures include
 capital for:
 • the Al Hosn Shah gas project
 which is expected to start
 production in late 2014;
 • gas and CO2 processing
 plants and pipelines to
 maintain or expand the
 capacity of these facilities to
 handle future production
 increases;
 • the chemical segment, and
 other items.
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Third Quarter 2012 Earnings - Oxy’s Strategy
Third Quarter 2012 Earnings - Oxy’s Strategy
• This year, we expect to spend
 ~25% of our total capital
 expenditures on future growth
 projects that will contribute to
 our operations over the next
 several years.

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• Domestically and internationally, we have a mix of both
 higher return assets and higher growth assets.
• Importantly, many of our higher growth assets are
 relatively early in their development, although we have
 already experienced meaningful success.
• Our Permian CO2 operation continues to be our most
 profitable business generating the highest free cash
 flow after capital among all of our assets.
• The Permian non-CO2 business is one of the fastest
 growing assets in our entire portfolio.
 − Since we began significant delineation and development efforts in 2010, we have grown production by over 25%.
Third Quarter 2012 Earnings - Permian
Third Quarter 2012 Earnings - Permian

Delaware Basin	Gross	Oxy Share
Avalon	340	120
Bone Spring 1 Sand	560	220
Bone Spring 2 Sand	530	210
Bone Spring 3 Sand	420	140
Wolfbone	130	30
Wolfcamp Shale	570	200
Delaware Shale	420	160
Penn Shale	320	120
Wabo	190	50
Yeso	230	60
Midland Basin		
Cline Shale	390	160
Wolfcamp Shale	400	140
Wolfberry	280	100
Totals	**4,780**	**1,710**

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Third Quarter 2012 Earnings - Permian
Third Quarter 2012 Earnings - Permian

Oxy Acreage in Select Permian Basin Plays
(Thousands of Acres)
• As a result of the significant
 activity by us and our partners,
 our Permian acreage where we
 believe resource development is
 likely, has grown from our
 estimate of about 3 mm gross
 acres earlier in the year to about
 4.8 mm acres in October.
• Oxy's net share of this acreage
 grew from about 1 mm acres to
 about 1.7 mm acres during the
 same period.

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• In CA, we have a very large acreage position with diverse geologic characteristics and numerous reservoir targets.
• Development opportunities range from conventional to
 steam floods, water floods and shales.
• The drilling costs and expected ultimate recoveries
 (EURs) also vary for each.
Third Quarter 2012 Earnings - California
Third Quarter 2012 Earnings - California

Production (mb/d)
100
80
60
40
20
-
41
37
37
36
35
35
35
37
49
54
56
60
64
66
67
69
4Q'10
1Q'11
2Q'11
3Q'11
4Q'11
1Q'12
2Q'12
3Q'12
Rest of California
Traditional Elk Hills

22
• In mid-2010, we shifted our development program to conventional and unconventional opportunities outside of the traditional and more mature Elk Hills areas.
90
91
93
96
99
101
Third Quarter 2012 Earnings -
California Liquids Production Volumes
Third Quarter 2012 Earnings -
California Liquids Production Volumes
102
106
Liquids Production Volumes

Production (Mboe/d)
50
40
30
20
10
-
22
19
19
20
19
20
20
19
21
21
23
25
27
25
25
23
4Q'10
1Q'11
2Q'11
3Q'11
4Q'11
1Q'12
2Q'12
3Q'12
Rest of California
Traditional Elk Hills

23
• Recently, we further modified our programs to emphasize oil production in light of depressed gas and associated liquids prices. As a result, gas production in all of CA declined in 3Q12.
43
40
42
45
46
45
Third Quarter 2012 Earnings -
California Gas Production Volumes
Third Quarter 2012 Earnings -
California Gas Production Volumes
45
42
Gas Production Volumes

24
• Total CA production growth on a BOE basis is slower
 than we thought it would be, in part due to the Elk Hills
 decline, permitting issues and more recently low gas prices.
• On a positive note, overall performance of the new
 resources has been consistent with expectations,
 including our unconventional opportunities for which
 well performance is similar to the type curves we showed
 you a couple of years ago.
Third Quarter 2012 Earnings - California
Third Quarter 2012 Earnings - California

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• Over the last several years we
 have spent $370 mm on the
 new Elk Hills gas plant.
• The plant went into operation in
 early July and, notwithstanding
 initial startup issues, is
 positively affecting our
 operational efficiency and
 production including higher
 liquids yields.
• The plant operated optimally
 for about one month last
 quarter and has been operating
 as expected since.

Third Quarter 2012 Earnings - California
Third Quarter 2012 Earnings - California
Elk Hills Cryogenic Gas Processing Plant

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• We will continue our focus on higher return, low cost
 opportunities in CA, and this is a very diverse opportunity set.
• For example, Lost Hills - a major steam flood project
 – We expect to achieve significant production growth to
 about 15 mb/d in several years from the current 4 mb/d;
 – Total oil in place in Lost Hills is estimated to be about
 500 million barrels;
 – Using reasonable assumptions, we expect to recover
 over 50 million barrels net to Oxy;
 – Our drilling costs in this area average in the low
 $200,000's per well and we expect to bring this average
 cost down over time.
Third Quarter 2012 Earnings - California
Third Quarter 2012 Earnings - California

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• In the Williston basin in North Dakota, we currently have over
 310,000 net acres with significant resource potential, which we estimate to be about 250 million net barrels.
• Our production in the basin has tripled since we entered the area over a year and a half ago.
• We have recently slowed our drilling activity in the basin and significantly reduced our rig count.
• While well costs have declined modestly, we will only increase our rig count when costs come down enough to make returns
 competitive with the rest of our portfolio.
• We believe over the long-term, the total resource base in the
 Williston basin represents a significant opportunity for the Company.
• In the Mid-Continent, including our assets in South Texas, we have significantly reduced our gas directed drilling.
• However, we could ramp up our gas production rapidly and
 meaningfully if prices for gas and associated liquids improved from their current levels on a sustained basis.
Third Quarter 2012 Earnings -
Williston / Mid-Continent
Third Quarter 2012 Earnings -
Williston / Mid-Continent

- *Internationally, our most significant businesses are in the Middle East region where our operations are characterized by limited duration contracts with high rates of return on invested capital during the contract term.*

- *Our primary focus in the Middle East is the United Arab Emirates (UAE), Oman and Qatar, which includes Dolphin.*

- *Most of our international capital is allocated to these countries and we derive a very substantial portion of our international earnings and free cash flow after capital from Qatar and Oman.*

- *Going forward, the UAE, where we are developing the Al Hosn gas project, also is expected to make a significant contribution to earnings and free cash flow.*

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Third Quarter 2012 Earnings - International
Third Quarter 2012 Earnings - International

- ***The Al Hosn gas project is approximately 61% complete and is progressing as planned.***
- ***This project made up ~11% of our total capital program for the first nine months of 2012.***
- ***While capital spending is running higher for 2012 than our initially anticipated levels, total development capital for the project is expected to be in line with previous estimates.***

OXY

29
Third Quarter 2012 Earnings - International
Third Quarter 2012 Earnings - International
Al Hosn Gas Project

- *Currently, the Al Hosn project is consuming sizeable amounts of capital during its development phase.*
- *We expect to see a significant shift in late 2014 when this project changes from being a cash consumer to a cash generator.*
- *Once the project becomes operational, early free cash flow should approximate $600 million annually at about current oil prices and conservative sulfur prices.*
- *The project has the potential for additional production in later years which would significantly increase its cash flow.*
- *We are going to spend ~$1.2 billion on the Al Hosn project this year.*
- *Once the project becomes operational, our free cash flow should increase by the difference between cash consumption and generation.*
- *Based on our 2012 capital spend for the project, this would equate to a $1.8 billion increase in cash flow.*

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Third Quarter 2012 Earnings - International
Third Quarter 2012 Earnings - International

- *We are focused on improving returns through a comprehensive effort to reduce operating expenses and improve capital efficiency.*

- ***Our operating costs have been increasing for some time for a variety of reasons including:***
  - ***industry inflation;***
  - ***our desire to take advantage of high product prices by accelerating production through workovers, which pay for themselves over a short period of time;***
  - ***and our rapid recent growth, which causes some short-term inefficiencies.***

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Third Quarter 2012 Earnings - Operating Costs &
Capital
Third Quarter 2012 Earnings - Operating Costs &
Capital

- *We are embarking on an aggressive plan to improve our operational efficiency across all cost categories, including capital, with a view to achieve an appreciable reduction in our operating expenses and drilling costs to at least last year's levels.*

- *We believe we will start seeing the benefit of this plan clearly in the first quarter of 2013 and achieve last year's cost levels by the end of next year on a run rate basis.*

- *Several initiatives have already begun and we are seeing strong early results.*
  - *For example, during the third quarter, we reduced our drilling costs by over 15% in parts of Elk Hills.*
  - *Our goal next year is to reduce well costs by about this amount for the entire business.*

32
Third Quarter 2012 Earnings -
Operating Costs & Capital
Third Quarter 2012 Earnings -
Operating Costs & Capital

- *Our 4Q12 capital spending will slow from the 3Q12 level to a run rate that we believe will be in line with next year's total capital program.*
  - *Our intention was to reduce capital meaningfully starting in 3Q12.*
  - *However, this would have resulted in inefficiencies in areas where we have seen positive results, such as the Permian, parts of CA and Oman.*
- *As discussed in prior quarters, we are sharply reducing our pure gas drilling and have more recently cut back our drilling in certain liquid rich gas areas as well.*
- *We are also in the process of eliminating our less productive rigs to improve our returns.*
- *Our focus on higher-return oil drilling will result in a decline in our gas and to a lesser extent, associated NGL production in the future.*

OXY

33
Third Quarter 2012 Earnings - 4Q12 Outlook
Capital Program
Third Quarter 2012 Earnings - 4Q12 Outlook
Capital Program

34
• Over the past year, we have achieved our goal of
 increasing domestic production by 6 to 8 mboe/d
 quarter-over-quarter.
 – We expect our 4Q12 oil production to grow by about this much.
 – However, the expected decline in gas production resulting from the change in our capital program focus may offset some of the increased oil production on an equivalent basis.
• Internationally, at current prices we expect production
 to be approximately flat with 3Q12, while sales volumes
 increase slightly.
• We expect 4Q12 exploration expense to be about
 $100 mm for seismic and drilling in our exploration
 programs.
Third Quarter 2012 Earnings - 4Q12 Outlook
Oil and Gas Production

35
• The fourth quarter is typically the chemical segment’s
 weakest quarter.
• We estimate 4Q12 earnings will be about $140 mm,
 or slightly lower than 3Q12.
 – Along with seasonal factors, weak global demand from the
 European and Asian economies and rising natural gas costs
 will keep pressure on margins.
• We expect our combined worldwide tax rate in 4Q12
 to increase to about 40% to 41%.
Third Quarter 2012 Earnings - 4Q12 Outlook
Chemicals & Taxes

36
Third Quarter 2012 Earnings - Summary
Third Quarter 2012 Earnings - Summary
• We believe we have a deep portfolio of development opportunities that will allow us to continue to deliver returns that are 5 to 6 percentage points above our cost of capital.
• Total return to our shareholders is the combination of
 appreciation in stock price and dividends.
• As I have mentioned before, if we are unable to generate
 value to our stockholders as measured by relative stock
 performance over a reasonable period of time, the Company's policy would then be to retain a smaller portion of its earnings and return a larger portion to its stockholders.
• We have increased our dividends at a compounded annual rate of
 15.8% over the last 10 years through 11 dividend increases.
• We expect to increase our dividends again next year and in the future at a rate that would maximize returns to our stockholders.

37
Third Quarter 2012 Earnings - Q&A
Third Quarter 2012 Earnings - Q&A

Occidental Petroleum Corporation
Return on Capital Employed (ROCE)
Reconciliation to Generally Accepted Accounting Principles (GAAP)

2012
RETURN ON CAPITAL EMPLOYED (%)	12.6

GAAP measure - net income	4,262
Interest expense	87
Tax effect of interest expense	(30)
Earnings before tax-effected interest expense	4,319

GAAP stockholders' equity	40,474

Debt	7,622

Total capital employed	48,096

ROCE - Annualized for the nine months of September 30, 2012	12.6

ROCE-ROE